Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold Blomquist and Donald Carrigan and each of them, his attorneys-in-fact, with full power of substitution, for him in any and all capacities, to sign a registration statement on Form S-2, or another appropriate form, and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the "Commission"), in order for Simtek Corporation (the "Corporation") to register and qualify for resale under the Securities Act of 1933, as amended: (i) the shares of the Corporation's common stock, $0.01 par value (the "Common Stock") issuable upon the conversion of those certain 7.5% convertible debentures (the "Debentures") with an aggregate principal amount of $3,000,000 and a conversion rate of $0.312 held by Renaissance Capital Growth and Income Fund III, Inc., Renaissance US Growth & Income Trust, PLC and BFS US Special Opportunities Trust, PLC (the "Selling Security Holders") (ii) the shares of the Corporation's Common Stock issued to the Selling Security Holders pursuant to that certain Securities Purchase Agreement, dated November 7, 2003, by and among the Corporation and the Selling Security Holders (the "Securities Purchase Agreement"); (iii) the shares of Common Stock issuable upon exercise of the warrants issued to the Selling Security Holders pursuant to the Securities Purchase Agreement; and (iv) the shares of Common Stock issued or to be issued to Mr. Harold Blomquist and Mr. Douglas Mitchell per the terms of their Employment Agreement and Separation Agreement, respectively; sign and file all documents in connection with the qualification and issuance of such shares of Common Stock indicated above with Blue Sky authorities; make any filings with the National Association of Securities Dealers deemed necessary by the officers of the Corporation; and granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.



Date: June 13, 2005                               /s/Thomas Surrette
                                                  ------------------------------
                                                  Thomas Surrette, Director

Date: June 7, 2005                                /s/Robert H. Keeley
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                                                  Robert H. Keeley, Director

Date: June 20, 2005                               /s/Ronald Sartore
                                                  ------------------------------
                                                  Ronald Sartore, Director

Date: June 9, 2005                                /s/Alfred Stein
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                                                  Alfred Stein, Director